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                                                                      Exhibit 2C


                             AMENDMENT NO. 1 TO THE
                            SHARE PURCHASE AGREEMENT

         This Amendment No. 1 to that certain Share Purchase Agreement by and among Huffy Corporation, an Ohio corporation, HSGC Canada Inc., a New Brunswick corporation ("BUYER"), Gen-X Sports, Inc., an Ontario corporation ("Gen-X Ontario"), K&J Financial, Inc., a Barbados Corporation, DLS Financial, Inc., a Barbados corporation, Kenneth Finkelstein Family Trust, James Salter Family Trust, James Salter, Kenneth Finkelstein and the Sellers (as defined in the Agreement) (the "Agreement") is entered into on July 25, 2002 by and among Huffy Corporation, HSGC Canada Inc. and Kenneth Finkelstein, as Representative for and in the name of and on behalf of the Sellers pursuant to Section 11.18 of the Agreement .

         In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. AMENDMENT TO AGREEMENT. The parties agree to amend the Agreement as follows:

     a. AMENDMENT TO SECTION 3.1. Section 3.1 of the Agreement is deleted in its entirety and replaced with the following:

         3.1 CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of Dinsmore & Shohl LLP, 255 East Fifth Street, Cincinnati, Ohio 45202 at 9:00 A.M. (Eastern time) on the Business Day that the parties hereto designate as the closing date, which such date shall be a day that securities are traded on the New York Stock Exchange and as soon as practicable after the fulfillment or waiver of the conditions set forth in Article VIII in accordance with this Agreement, unless otherwise mutually agreed upon by the parties.

2. CAPITALIZED TERMS. All capitalized terms not defined herein shall have the same meaning as in the Agreement.

3. NO OTHER AMENDMENT. Other than as expressly provided herein, the parties intend no other amendment to the Agreement.

                           [SIGNATURE PAGE TO FOLLOW]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.


                                      /s/ Kenneth Finkelstein
                                      -----------------------------------------
                                      Kenneth Finkelstein,  as Representative
                                      for and in the name of and on behalf of
                                      the Sellers pursuant to Section 11.18 of
                                      the Agreement


                                      HUFFY CORPORATION


                                      By: /s/ Robert W. Lafferty
                                          -------------------------------

                                      Name: Robert W. Lafferty

                                      Title:  V.P. Finance


                                      HSGC CANADA INC.


                                      By: /s/ Robert W. Lafferty
                                          -------------------------------

                                      Name: Robert W. Lafferty

                                      Title: President and Treasurer